UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Commission File No. 0-28452

VELOCITY EXPRESS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VELOCITY EXPRESS CORPORATON

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

March 27, 2003

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Velocity Express Corporation to be held in the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on Thursday, April 24, 2003, at 3:00 p.m. local time.

At the annual meeting you will be asked to vote for the election of eight directors, to ratify the appointment of the Company’s independent auditors for the fiscal year ending June 28, 2003, to approve the issuance of up to 9,000,000 shares of Series G Preferred to subscribers for such securities and to approve the issuance of up to 500,000 shares of Series H Preferred to subscribers for such securities.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

Please note that the Company’s address is Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Our phone number is (612) 492-2400. I look forward to seeing you at our meeting.

Sincerely,

VELOCITY EXPRESS CORPORATION

Jeffry J. Parell Chief Executive Officer

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, April 24 , 2003

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Velocity Express Corporation, a Delaware corporation (the “Company”), will be held in the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on Thursday, April 24, 2003, at 3:00 p.m. local time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect eight directors for the ensuing year and until their successors are elected and duly qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 28, 2003;

3.	Issuance of up to an aggregate of 5,865,331 shares of Series G Preferred upon conversion of subscription agreements totaling $4,399,000 that the Company sold as part of the Series G Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding common stock or voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur; and

4.	Issuance of up to an aggregate of 500,000 shares of Series H Preferred upon conversion of subscription agreements totaling $5,000,000 that the Company sold or may sell, as part of the Series H Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding common stock or voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur

Only shareholders of record holding Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock at the close of business on February 18, 2003, are entitled to receive notice of, and to vote at, the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Wesley C. Fredenburg Secretary

Minneapolis, Minnesota

March 27, 2003

All shareholders are cordially invited and requested to attend the annual meeting in person. Shareholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the annual meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to the vote at the annual meeting.

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 24, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Velocity Express Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on Thursday, April 24, 2003 at 3:00 p.m., local time, and at any adjournment or postponement thereof. All voting securities represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Voting securities represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for ratification of the appointment of independent auditors for the fiscal year ending June 28, 2003, and for approval to issue shares of Series G Preferred Stock and Series H Preferred Stock. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about March 27, 2003.

Record Date and Outstanding Voting Securities

The Board has fixed the close of business on February 18, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of February 18, 2003, the following classes of securities of the Company were outstanding: 4,670,550 shares of Common Stock, par value $0.004 per share (“Common Stock”), 2,806,797 shares of Series B Convertible Preferred Stock, par value $0.004 per share (“Series B Preferred”), 2,000,000 shares of Series C Convertible Preferred Stock, par value $0.004 per share (“Series C Preferred”), 1,767,444 shares of Series D Convertible Preferred Stock, par value $0.004 per share (“Series D Preferred”), 935,986 shares of Series F Convertible Preferred Stock, par value $0.004 (“Series F Preferred”) 5,865,331 shares of Series G Convertible Preferred Stock, par value $0.004 per share (“Series G Preferred”) and 274,850 shares of Series H Convertible Preferred Stock, par value $0.004 (“Series H Preferred”). As of the record date, the Company had 2,995 shareholders of record of Common Stock, four shareholders of record of Series B Preferred, four shareholders of record of Series C Preferred, seven shareholders of record of Series D Preferred, sixty shareholders of record of Series F Preferred, twenty shareholders of record of Series G Preferred and 8 shareholders of record of Series H Preferred. The outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are collectively referred to herein as the “Outstanding Preferred.”

With respect to the proposals submitted to the shareholders, each share of Common Stock is entitled to one vote and each share of Series D Preferred and Series F Preferred is entitled to one vote for each share of Common Stock issuable upon conversion of each share of Series D Preferred and Series F Preferred. Additionally, as a

result of proposals previously approved by the shareholders on March 20, 2002, the holders of the Series B Preferred and the Series C Preferred are only allowed a number of votes that is less than the number of votes that would allowed upon conversion of the Series B Preferred and the Series C Preferred. Specifically, with respect to the proposals submitted herein to the shareholders, the holders of the Series B Preferred and Series C Preferred are entitled to 1,145,295 and 729,102 total votes, respectively, unless and until they convert for each share of Series B Preferred and Series C Preferred. In the event of such conversion, the holders of the Series B Preferred and Series C Preferred would be entitled to 3,945,269 and 1,897,011 total votes, respectively. As of February 18, 2003, shareholders were entitled to cast the following numbers of votes:

Class Outstanding	Number of Shares of Class Outstanding	Approximate Number of Voting Shares of Common Stock for Each Share of Preferred (1)	Aggregate Number of Outstanding Votes Per Class
Common Stock	4,670,550	—	4,670,550
Series B Preferred	2,806,797.408		1,145,295
Series C Preferred	2,000,000.365		729,102
Series D Preferred	1,767,444	2.571	4,544,872
Series F Preferred	935,986	5.086	4,760,813

Total Outstanding Votes			15,850,632

(1)	Number of voting shares of common stock is approximate due to rounding.

Revocability of Proxies

A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and notifying the Secretary of the Company that the shareholder will vote his or her shares in person. Any written notice or subsequent proxy should be delivered to Velocity Express Corporation, Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, or hand-delivered to Mr. Fredenburg before the vote at the Annual Meeting.

Quorum and Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, and the holders of a majority of the outstanding shares entitled to vote of each separate series of Outstanding Preferred, is necessary to constitute a quorum at the Meeting. All votes will be tabulated by the inspector of election for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

In order to approve each of the proposals to be presented at the Meeting the affirmative vote of the holders of a majority of the shares of the Outstanding Preferred (voting on an as-converted basis) and the outstanding Common Stock, voting as a single class is required. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred to approve proposals Three and Four is required.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be counted toward determining the presence of a quorum for the transaction of business. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. Broker non-votes will have no effect upon Proposals 1 and 2; however, broker non-votes could affect the outcome of Proposals 3 and 4 because the Company must obtain approval for these proposals from the holders of a majority of the voting power of the outstanding shares of Common Stock, Series D Preferred and Series F Preferred, voting as a single class, and two-thirds of the voting power of the outstanding shares of Series B Preferred and Series C Preferred, each voting as separate classes.

Certain Shareholder References

References in this proxy statement to “THLPV” include one or more of the following entities related to TH Lee Putnam Ventures L.P., TH Lee. Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC.

PROPOSAL 1

ELECTION OF DIRECTORS

The Bylaws of the Company state that the Board shall consist of at least three but not more than nine persons as determined by the Board or the Company’s shareholders. Pursuant to the terms of the Company’s Series B Preferred, the Board was previously fixed at eight members. The holders of the Series B Preferred have consented to increasing the Board to nine members. The holders of all of the Company’s voting securities, voting together as a single class, are entitled to elect seven directors, exclusive of James G. Brown who has been designated the Series B Director. Only the holders of the Series B Preferred, voting separately as a single class, are entitled to elect the Series B Director. All of the nominees are currently members of the Board.

The persons named in the accompanying proxy will vote for the election of the below named nominees, unless authority to vote is withheld. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. The Board is informed that the nominees are willing to serve as directors; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, designate, or the Board may reduce the number of directors to eliminate the vacancy.

Arrangements for Election of Directors

The Company has entered into the following arrangements with respect to the election of certain nominees to the Board. James G. Brown has been nominated to the Board by THLPV pursuant to the Company’s Certificate of Designation of Series B Preferred, which gives the holders of Series B Preferred the right to elect the Series B Director. Douglas Hsieh has been nominated for election to the Board pursuant to the terms of a Bridge Loan Agreement dated January 5, 2001, which requires the Company to nominate up to two additional persons to its Board of Directors, which are designated by THLPV.

Nominees for Election as Director

The seven nominees receiving the highest number of affirmative votes of the shares present and entitled to vote at the Annual Meeting shall be elected to the Board of Directors. The holders of the Series B Preferred, voting separately as a single class, shall be entitled to elect one director to serve until his successor is duly elected by the holders of the Series B Preferred or he is removed from office by the holders of the Series B Preferred. Mr. James G. Brown has been designated by the holders of the Series B Preferred as the Series B Director. The following table sets forth certain information regarding the nominees for election as directors of the

Company. All of the directors of the Company elected at the Annual Meeting will serve for the ensuing year and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

Name	Age	Position
Vincent A. Wasik	57	Chairman
Jeffry J. Parell	47	Chief Executive Officer and Director
Alex Paluch	46	Director
James G. Brown	38	Director
Douglas Hsieh	32	Director
Richard Kassar	55	Director
Leslie E. Grodd	57	Director
Jack Kemp	67	Director

Vincent A. Wasik.    Mr. Wasik was appointed as the Company’s Chairman of the Board in August 2001. In 1995, Mr. Wasik co-founded MCG Global, a private equity firm sponsoring leveraged buyout acquisitions and growth capital investments and has served as Principal of MCG Global since that time. From 1988 to 1991, Mr. Wasik served as Chairman and CEO of National Car Rental System, Inc. From 1980 to 1983, he served as President and CEO of Holland America Line. Mr. Wasik currently serves as an advisory board member of Mitchells/Richards, the largest upscale clothing retailer in Connecticut.

Jeffry J. Parell.    Mr. Parell was named President and Chief Executive Officer of Velocity Express in October 2000. In January 2001, he was named CEO of the Company. Prior to joining the Company, from August 1998 to December 1999, Mr. Parell served as President of the North American Rental Division, AutoNation, Inc. From August 1997 to August 1998, he served as President of National Car Rental. From 1995 until August 1997, Mr. Parell served as Senior Vice President of National Car Rental.

James G. Brown.    Mr. Brown was elected to the Company’s Board in July 2000. Mr. Brown is a founder and Managing Director of TH Lee Putnam Ventures, L.P., a $1 billion private equity fund focused exclusively on Internet and eCommerce companies. Previously, from 1995 to 1999, he served as a Senior Vice President and Industry Leader of GE Equity where he was responsible for strategic and financial investments in eCommerce/Internet, consumer services and media/entertainment companies. Prior to joining GE Equity, Mr. Brown worked with Lehman Brothers as a Vice President from 1994 to 1995. Before that, he served at Bain & Co., an international consulting firm, from 1992 to 1994. He began his career in the media industry, serving two years with A.C. Nielsen in research and two years with CBS Television Network in marketing. In addition to the Company, Mr. Brown is a director of HomePoint Corp., FaceTime Communications, Inc., Prescient Markets, RealPulse.com, Inc. and LN Holdings, Inc.

Douglas Hsieh.    Mr. Hsieh was appointed to the Company’s Board in January 2001. Mr. Hsieh has been a Principal at TH Lee Putnam Ventures since June 1999. From January 1998 until May 1999, Mr. Hsieh was at GE Equity, focusing on Internet and media-related investments. From 1994 until December 1997, Mr. Hsieh was employed at Lehman Brothers as Assistant Vice President of Strategic Planning. Before that, he was a Financial Analyst with Dillon Read, Inc.

Alex Paluch.    Mr. Paluch was appointed to the Board of Directors in August 2001. Mr. Paluch is a General Partner at East River Ventures Partnership, an investment firm, focused in part on emerging technology-driven companies. Mr. Paluch currently serves on the board of directors of Equity Enterprises, Inc.

Leslie E. Grodd.    Mr. Leslie Grodd was elected to the Board in January 2003. A CPA, Mr. Grodd has been a Principal in the law firm of Blazzard, Grodd & Hasenauer, P.C., Westport, CT since 1974. Prior to forming the law firm, Mr. Grodd was associated with the firm of Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Grodd is the former chair of both the Federal Tax Committee of the Connecticut

Society of Certified Public Accountants and the Executive Committee of the Tax Section of the Connecticut Bar Association. Mr. Grodd holds a Master of Business Administration Degree from New York University, a Bachelor of Arts Degree from the University of Vermont and a Juris Doctor Degree from the St. John’s University School of Law.

Jack F. Kemp.    Mr. Kemp has served as a director since November 2001. Mr. Kemp has been Co-Director of Empower America from 1993 to the present. Mr. Kemp served as a member of Congress for 18 years and as Secretary of Housing and Urban Development from February 1989 until January 1993. In 1996, Mr. Kemp was the Republican candidate for Vice President of the United States. Mr. Kemp also serves as a director of Oracle Corporation, Hawk Corp., and Knowledgemax Inc.

Richard A. Kassar.    Mr. Kassar has been employed as Senior Vice President and Chief Financial Officer of The Meow Mix Company since February 2002. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer.

The Board of Directors and Committees

The Board held seven meetings during the fiscal year ended June 29, 2002. Each director attended at least 75% of the total number of meetings of the Board held during the time the director was on the Board during the fiscal year ended June 29, 2002, and the total number of meetings held by all committees of the Board on which he served during the fiscal year ended June 29, 2002. The Board has established Audit and Compensation committees the memberships of which have changed to a limited extent during the fiscal year ending June 29, 2002.

The Audit Committee currently consists of Alex Paluch, Richard Kassar and Leslie Grodd. The Audit Committee is empowered by the Board to review the financial books and records of the Company in consultation with the Company’s accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures. Where appropriate, the Audit Committee also reviews transactions with management involving actual or potential conflicts of interest. During the fiscal year ended June 29, 2002, the Audit Committee held one meeting.

The Compensation Committee currently consists of James G. Brown and Richard Kassar. The Compensation Committee is authorized by the Board to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options (other than to those individuals subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, which governs transactions between an issuer and its officers and directors) and to otherwise administer the Company’s stock option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee met, through resolutions or formal meetings twice during the fiscal year ended June 29, 2002.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. During the fiscal year ended June 29, 2002 the Committee was composed of two directors. The Committee is currently composed of three “independent” directors as defined by Nasdaq Rules and is governed by a written charter approved by the Board. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepting auditing standards and for expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements for the 2002 fiscal year and met with management to discuss those financial statements. Representatives of the Audit Committee also met with Ernst & Young LLP, the Company’s independent public accountants, to discuss those financial statements.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 29, 2002, for filing with the SEC.

The Committee will receive and discuss with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees at a meeting scheduled in conjunction with the Annual Meeting. At that time, it will consider whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the

Committee will discuss with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

Respectfully submitted,

/s/ Alex Paluch

/s/ Richard Kassar

The Audit Committee

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 29, 2002 the Compensation Committee was composed of three directors. The Committee currently consists of James G. Brown and Richard Kassar. None of these individuals were at any time during fiscal 2002 or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of the Company. Through his position as Managing Director of THLPV, James G. Brown had relationships with the Company requiring disclosure under Item 404 of SEC Regulation S-K. See “Certain Relationships and Related Transactions.”

Director Compensation

Cash Compensation.    The Company has not paid any cash compensation to a director in his or her capacity as a director and has no present plan to pay directors’ fees.

Grant of Restricted Stock.    In February 1996, the Company adopted its 1996 Director Stock Option Plan, pursuant to which it automatically awards each outside director an option to purchase 3,000 shares of Common Stock for each year of service as a director. In February 2002 the Board of Directors voted to modify its compensation schedule in order to maintain and attract qualified members of the Board and to recognize the increased contributions made by its members and, in particular, members of the Board committees. Additionally, on September 26, 2002 the Board of Directors voted to modify its compensation schedule in order to maintain and attract qualified members of the Board by providing that each Board member will receive the previously approved number of shares by way of a grant of restricted stock under the 2000 Stock Option Plan instead of a grant of stock options. As a result of these actions Board members receive the following grants of restricted stock for each year of service. Each grant vests over a one-year period and is cancelled if a director does not fulfill his one-year term.

Service	Grant
Board member	4,000
Executive Committee	2,000
Audit Committee	2,000
Technology Committee	1,500
Compensation Committee	1,000
Chairman of each Committee	1,000
Chairman of Board of Directors	1,000

Required Vote

Election of the seven Company-nominated directors requires a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. Election of the Series B Director requires the affirmative vote of the holders of a majority of the Series B Preferred represented in person or by proxy at the meeting.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended June 29, 2002, June 30, 2001 and July 1, 2000, the aggregate compensation paid or accrued with respect to the Company’s Chief Executive Officer and up to the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of June 29, 2002 (the “Named Executive Officers”), based upon salary and bonus earned by such executive officers and individuals in fiscal 2002.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options (2)
Jeffry J. Parell Chief Executive Officer	2002 2001 2000	$334,556 231,228 —	$	— — —	$6,828 2,518 —	(1) (1)	140,000 60,000 —

D. Brad Frederiksen Chief Information Officer	2002 2001 2000	221,397 122,506 —		— — —	75,500 — —	(3)	10,000 25,000 —

Victor A. Serri Senior Vice President of Operations of Velocity Express	2002 2001 2000	236,283 230,520 160,000		— — —	— — —		46,052 7,000 3,949

Wesley C. Fredenburg General Counsel and Secretary	2002 2001 2000	221,397 126,689 —		— — —	8,000 — —	(4)	50,000 20,000 —

Mark E. Ties Chief Financial Officer and Treasurer	2002 2001 2000	196,902 170,056 23,702		— — —	— — —		88,000 20,000 —

(1)	For 2002, includes $6,209 for vehicle allowance and $619 for premiums on a term life insurance policy for Mr. Parell. In 2001, represents vehicle allowance for Mr. Parell.

(2)	Represents stock options granted in the years shown with exercise prices equal to or not less than fair market value on the date of grant. No SARs were granted in such years. In 2002, 5,000 options granted to Mr. Parell, 5,000 options granted to Mr. Serri, 5,000 options granted to Mr. Fredenburg, and 5,000 options granted to Mr. Ties were granted outside the Company’s 1995 or 2000 Stock Option Plans. In 2001, in connection with their offers of employment with the Company, 50,000 options granted to Mr. Parell, 25,000 options granted to Mr. Frederiksen, and 25,000 options granted to Mr. Fredenburg were granted outside the Company’s 1995 or 2000 Stock Option Plans. For 2002, includes options granted with the cancellation of a similar number of options. Options reissued for Messrs. Serri and Ties were 12,052 and 8,000, respectively.

(3)	Represents payments agreed to upon the Company hiring Mr. Frederiksen in December 2000 as set forth in his employment contract. Payments were made in July and August 2001.

(4)	Represents a retention payment agreed to upon the Company hiring Mr. Fredenburg in December 2000 as set forth in his employment contract. The payment was made in July 2001.

The following table sets forth information with respect to stock options granted to the Named Executive Officers in fiscal 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(9)
					5% ($)	10% ($)
Jeffry J. Parell (1)	140,000	19.0%	$6.250	10/29/2011	$550,283	$1,394,525
D. Brad Frederiksen (2)	10,000	1.4%	6.250	10/29/2011	39,306	99,609
Victor A. Serri (3)	30,000	4.1%	6.250	10/29/2011	117,918	298,827
Victor A. Serri (4)	4,000	0.5%	6.250	10/29/2011	15,722	39,844
Victor A. Serri (5)	12,052	1.6%	8.250	06/01/2010	47,473	113,706
Wesley C. Fredenburg (6)	50,000	6.8%	6.250	10/29/2011	196,530	498,045
Mark E. Ties (7)	80,000	10.8%	6.250	10/29/2011	314,447	796,871
Mark E. Ties (8)	8,000	1.1%	8.250	06/01/2010	31,512	75,477

(1)	In October 2001, Mr. Parell was granted an option to purchase 140,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(2)	In October 2001, Mr. Frederiksen was granted an option to purchase 10,000 shares of Common Stock. The option vests ratably over three years, commencing on the first anniversary of the date of grant.

(3)	In October 2001, Mr. Serri was granted an option to purchase 30,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(4)	In October 2001, Mr. Serri was granted an option to purchase 4,000 shares of Common Stock. The option vests ratably over three years, commencing on the first anniversary of the date of grant.

(5)	In January 2002, Mr. Serri was granted an option to purchase 12,052 shares of Common Stock. The option was granted six months and one day after the cancellation of a similar number of options. The option vested fully six months from the grant date.

(6)	In October 2001, Mr. Fredenburg was granted an option to purchase 50,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(7)	In October 2001, Mr. Ties was granted an option to purchase 80,000 shares of Common Stock, 5,000 of which were granted outside the Company’s 1995 or 2000 Stock Option Plans. The option vests ratably over two years on each six-month anniversary of the date of grant. These options contain a repricing feature that becomes effective in the event of a change of control of the Company or a successful placement of debt or equity during the vesting period of the option. If one of the conditions for repricing as listed in the option agreement is met, the options will be repriced to $2.00 per share. Further, in the event of a change of control, the option shall become immediately vested and fully exercisable.

(8)	In January 2002, Mr. Ties was granted an option to purchase 8,000 shares of Common Stock. The option was granted six months and one day after the cancellation of a similar number of options. The option vested fully six months from the grant date.

(9)	Potential realizable value is based on the assumption that the price of the common stock appreciates at the rates shown, compounded annually, from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation.

The following table sets forth certain information regarding options to purchase shares of the Company’s common stock that were held by the Named Executive Officers in fiscal 2002. No such options were exercised during fiscal 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Underlying Unexercised Options at June 29, 2002		Value of Unexercised In-the-Money Options at June 29, 2002
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffry J. Parell	61,666	138,334	$—	$—
D. Brad Frederiksen	8,333	26,667	—	—
Victor A. Serri	27,501	29,500	1,725	—
Wesley C. Fredenburg	19,166	50,834	—	—
Mark E. Ties	33,000	75,000	—	—

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL AGREEMENTS

The Company has employment contracts and severance agreements in effect with Jeffry J. Parell, its Chief Executive Officer, D. Brad Frederiksen, its Chief Information Officer, Victor A. Serri, its Senior Vice President of Operations, Wesley C. Fredenburg, its General Counsel and Secretary and Mark E. Ties, its Chief Financial Officer and Treasurer.

The Company and Mr. Parell are parties to an employment agreement dated November 7, 2002, governing his employment with the Company. The agreement sets forth Mr. Parell’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Parell’s employment is voluntary and may be terminated by the Company with two months prior written notice, and by Mr. Parell with four months written notice. If the Company terminates Mr. Parell’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Parell shall receive an amount equal to his base salary per month at the end of each of the eighteen months following the date of his termination. The Company may immediately terminate Mr. Parell’s employment for cause upon written notice without any further obligation to Mr. Parell. The term of the employment agreement is for two years, at which time, the agreement will automatically renew for a six-month term, unless either Executive or Company provides the other with written notice of intention not to renew at least ninety days prior to the expiration of the initial term, and at least sixty days prior to the expiration of any extension term.

The Company and Mr. Serri are parties to an employment agreement dated October 19, 1998 governing his employment with the Company. The agreement sets forth Mr. Serri’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Serri’s employment is voluntary and may be terminated by the Company or Mr. Serri with or without written notice. If the Company terminates Mr. Serri’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Serri shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Serri’s employment for cause upon written notice without any further obligation to Mr. Serri.

The Company and Mr. Fredenburg are parties to an employment agreement dated December 4, 2000, governing his employment with the Company. The agreement sets forth Mr. Fredenburg’s compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Fredenburg’s employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Fredenburg with two months prior notice. If the Company terminates Mr. Fredenburg’s employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Fredenburg shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Fredenburg’s employment for cause upon written notice without any further obligation to Mr. Fredenburg.

The Company and Mr. Ties are parties to an employment agreement dated June 2001, governing his employment with the Company. The agreement sets forth Mr. Ties’ compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Ties’ employment is voluntary and may be terminated by the Company with or without written notice, or by Mr. Ties with two months prior notice. If the Company terminates Mr. Ties’ employment without cause or upon the happening of other events set forth in his employment agreement, Mr. Ties shall receive an amount equal to his base salary per month at the end of each of the twelve months following the date of his termination. The Company may immediately terminate Mr. Ties’ employment for cause upon written notice without any further obligation to Mr. Ties.

REPORT ON REPRICING OF OPTIONS

This table heading and the column heading below use the term “repricing” as required by the applicable regulation; however, the option treatment described below was a cancellation and regrant of options.

In 2001, the Compensation Committee approved the cancellation and regrant of all options outstanding under agreements originally entered into in June of 2000. The original options were priced at the then current market price of $53.38 per share. All employees holding such options were given the option of surrendering these options in exchange for a similar number of options to be granted six months and one day from the cancellation date, to be priced at the market price on the date of re-grant. Three executive officers participated in the cancellation and regrant of options.

The following table sets forth information with respect to the cancellation and regrant of those options held by executive officers:

Name and Principal Position	Date		Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term in Years Remaining at Date of Repricing or Amendment
Victor A. Serri Senior Vice President of Operations of Velocity Express	1/31/02	(1)	12,052	$3.50	$53.38	$8.25	8.3

Mark E. Ties Chief Financial Officer and Treasurer	1/31/02	(1)	8,000	$3.50	$53.38	$8.25	8.3

Sarah V. Kerrigan (2) Senior Vice President of Human Resources of Velocity Express	1/31/02	(1)	3,013	$3.50	$53.38	$8.25	8.3

(1)	In July 2001, options that had been granted on June 2, 2000 at an exercise price of $53.38 per share to executive officers and employees were cancelled. The options were reissued on January 31, 2002 at the current market price of $8.25 per share.

(2)	Effective September 27, 2002 Ms. Kerrigan was no longer employed by the Company.

COMPENSATION COMMITTEE REPORT

The following is the report of the compensation committee of the board describing compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 29, 2002.

Compensation Philosophy.    The philosophy of the Company’s compensation committee regarding executive compensation is to link executive pay to corporate performance. A significant portion of executive compensation is tied to the Company’s success in meeting one or more specified performance goals and to appreciation in the Company’s market valuation. The goals of the compensation program are to attract and retain highly talented executives and to motivate them to high levels of performance, recognizing the different impact that various executives have on the achievement of corporate goals.

The key elements of the executive compensation are generally base salary, annual bonus (dependent on corporate and individual performance) and stock options. The compensation committee approves compensation and pay levels as well as stock option grants to executive officers.

Base Salaries.    Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual. Base salaries are reviewed annually, and are adjusted based upon performance contribution, management recommendation and market conditions.

Bonus.    The Company’s executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at the beginning of each year, and eligible executives are assigned target bonus levels. In fiscal 2002, no executive officers received bonus payments.

Stock Options.    The purpose of the Company’s stock option plans is to provide an additional incentive to certain employees of the Company to work to maximize stockholder value. Option grants with short-term vesting are used to reward past performance while option grants with long-term vesting are awarded to encourage employees to take into account the long-term interests of the Company, align employees’ and shareholders’ interests, as well as to create a valuable retention device for key employees. Stock options are typically granted at the time of hire, at the time of promotion or at the time of achievement of a significant corporate objective.

Compensation of Chief Executive Officer.    The compensation committee approved the compensation of Jeffry Parell in 2002. The cash component of Mr. Parell’s compensation did not change during fiscal 2002. The compensation committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In fiscal 2002, Mr. Parell received options to purchase 140,000 shares at exercise prices equal to the fair market value on the dates of grant.

Summary.    It is the opinion of the compensation committee that the executive compensation policies and programs in effect for the Company’s executive officers provide an appropriate level of total remuneration that properly aligns the Company’s performance and interests of the Company’s shareholders with competitive executive compensation in a balanced and reasonable manner.

COMPENSATION COMMITTEE

James G. Brown

Vincent Wasik

Alex Paluch

COMPANY STOCK PERFORMANCE

Stock Performance Graph

In accordance with Exchange Act regulations, the following performance graph compares the cumulative total shareholder return on the company’s common stock to the cumulative total return on the Nasdaq Stock Market and a selected group of peer issuers over the same period. The peer issuers consist of Consolidated Delivery and Logistics, Inc. and Dynamex. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 in 1997 and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Year	Velocity Express Corporation	S&P SmallCap 600	Nasdaq	Peer Group
1997	$100.00	$100.00	$100.00	$100.00
1998	66.67	119.46	131.62	157.34
1999	191.67	116.70	189.31	54.38
2000	533.34	133.49	279.93	32.99
2001	38.67	148.33	151.75	24.69
2002	40.67	148.74	102.81	26.52

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 28, 2003. A proposal to ratify such appointment will be presented to the shareholders at the Annual Meeting. If the shareholders do not ratify such appointment, the Board will select another firm of independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: “The Board of Directors and Committees” and “Audit Committee Report.”

Audit Fees

The following table sets forth approximate aggregate fees billed to the Company for fiscal year 2002 by Ernst & Young LLP:

Audit Fees	$250,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (1)	$120,500

(1)	Includes fees for tax preparation services, tax consultation services and other review of registration statements.

Independence

The Audit Committee of the Board considered whether the provision of the services described above was compatible with maintaining our principal accountants and determined that receipt of those services was compatible with retaining Ernst & Young LLP as the Company’s independent auditors.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Outstanding Preferred, voting together as a single group, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JUNE 28, 2003.

PROPOSAL 3

APPROVAL OF ISSUANCE OF UP TO 5,865,331 SHARES OF SERIES G PREFERRED ISSUABLE UPON CONVERSION OF STOCK PURCHASE AGREEMENTS TOTALING $4,399,000 THAT THE COMPANY HAS SOLD OR MAY SELL AS PART OF THE SERIES G PREFERRED OFFERING, WHICH ARE CONVERTIBLE INTO AND WOULD HAVE VOTING POWER GREATER THAN TWENTY PERCENT (20%) OF THE OUTSTANDING COMMON STOCK OR VOTING SECURITIES OF THE COMPANY, OR COULD POTENTIALLY RESULT IN A CHANGE OF CONTROL OF THE COMPANY, WHICH APPROVAL IS NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH ISSUANCE OCCURS.

Issuance of Series G Preferred Pursuant to the Series G Stock Purchase Agreements

In April 2002 the Board approved the issuance of up to 9,000,000 shares of Series G Preferred. During April and May of 2002, the Company entered into Stock Purchase Agreements in the aggregate principal amount of $4,399,000 (collectively, the “Series G Stock Purchase Agreements”). In the event that the Company’s shareholders approve the issuance of the Series G Preferred, the Company will issue 5,865,331 shares of Series G Preferred in connection with the sales made in April and May. Further, if the Company elected to sell additional shares of Series G Preferred, the Company could potentially issue up to a total of 9,000,000 shares of Series G Preferred. Each share of Series G Preferred is presently convertible into 0.2 share of the Company’s common stock.

If the Company sells all of the shares of the Series G Preferred as described above and all holders convert Series G Preferred to common stock, the number of shares of common stock issued upon such conversion would exceed 20% of the outstanding common stock or voting securities of the Company.

Under the terms of the Series G Stock Purchase Agreements, the Company is obligated to seek shareholder approval of the issuance of Series G Preferred to the extent that the number of shares of common stock into which the Series G Preferred is convertible would exceed 20% of the Company’s outstanding common stock or voting securities.

Effect of Issuance of Series G Preferred on the Company’s Outstanding Securities, Warrants and Convertible Indebtedness

The issuance of the Series G Preferred will be dilutive to the holders of the Company’s outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and common stock.

Pursuant to the terms of the Bayview Warrant, the Series B Preferred certificate of designation, which established the terms and conditions of the Series B Preferred, the Series C Preferred certificate of designation, which established the terms and conditions of the Series C Preferred, the Series D Preferred certificate of designation, which established the terms and conditions of the Series D Preferred, and the Series F Preferred certificate of designation, which established the terms and conditions of the Series F Preferred, the exercise price of the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred, the Series D Preferred and the Series F Preferred, are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the fair market value (as defined in each document) of the common stock immediately prior to the date the Company fixes the purchase price for such securities. Consequently, the exercise price and shares issuable under the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred, Series D Preferred and the Series F Preferred will be adjusted pursuant to formulae provided in such securities.

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of Series G Preferred was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.

Nasdaq Shareholder Approval Requirements

The Company’s common stock is listed on the Nasdaq SmallCap Market. The market rules of Nasdaq (the “Nasdaq Rules”) require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company’s outstanding common stock or 20% or more of the voting power outstanding before the issuance. On February 18, 2003 the Company had 4,670,550 shares of common stock outstanding. Pursuant to the Series G Stock Purchase Agreement, the Company will issue common stock or securities convertible into and exercisable for 20% or more of the common stock or voting stock outstanding prior to issuance.

In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the transactions will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.

The Board of Directors considers the issuance of the Series G Preferred to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

Terms of the Series G Preferred

THE FOLLOWING SUMMARIZES INFORMATION RELATING TO ISSUANCE OF THE SERIES G PREFERRED. THE DESCRIPTION OF THE SERIES G PREFERRED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES G PREFERRED STOCK WHICH WAS FILED AS AN EXHIBT TO THE COMPANY’S FORM 10-Q FOR THE PERIOD ENDING DECEMBER 28, 2003.

Sale of Series G Preferred and Use of Proceeds

Subject to shareholder approval, the Company intends to issue shares of Series G Preferred pursuant to the Stock Purchase Agreements. Shares of Series G Preferred, once issued, are subject to the rights and preferences set forth in the certificate of designation for the Series G Preferred, the Company’s amended and restated articles of incorporation, and the Company’s bylaws. If the Company’s shareholders approve the Proposals presented in this proxy statement, the aggregate proceeds from sales of the Series G Preferred would be a total approximately $4,399,000. As of February 18, 2003 the Company had sold 5,865,331shares of Series G Preferred with aggregate proceeds of approximately $4,399,000. The Company intends to use the proceeds for the following purposes: (i) to invest in technology; and; (ii) to strengthen its balance sheet by reducing accounts payable. The balance of any proceeds available after the application described above will be added to the Company’s working capital. As of February 18, 2003, assuming the issuance of all of the Series G Preferred pursuant to the Series G Stock Purchase Agreements, the Company’s net working capital would increase by approximately $4,399,000 million.

Conditions to the Issuance of Series G Preferred

The Series G Stock Purchase Agreements contain customary representations and warranties and require customary opinions of counsel, consents, waivers, notifications and filings with governmental entities or third parties. In addition, the agreements set forth two conditions to the Company’s sale and the investors’ purchase of the Series G Preferred: (i) the Company’s shareholders shall have approved the issuance of the Series G Preferred as required by the Nasdaq Rules and (ii) a registration rights agreement by and among the Company and all Series G Preferred investors shall have been executed and delivered, and be in full force and effect, dated as of the closing. Approval of the issuance of the Series G Preferred is being sought through the use of this Proxy Statement. The registration rights agreement for the Series G Preferred is described below.

Indemnification

Under the Series G Stock Purchase Agreements, the Company has agreed to indemnify the Series G Preferred investors, and their affiliates, against, and agrees to hold such parties harmless from, any and all actions, causes of action or suits brought by third parties for damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising from such claim incurred or suffered by such parties arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to the Series G Stock Purchase Agreements, or (b) the breach by the Company of any listing requirements or other rules of any exchange upon which the Company’s securities are listed, or of any other laws or rules relating to the issue and purchase of the Series G Preferred pursuant to the Series G Stock Purchase Agreements.

Description of Series G Preferred

The Company’s amended and restated articles of incorporation, authorize the Board of Directors to issue, without any action by the Company’s shareholders, up to 50,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares. On April 10, 2002, the Board of Directors, by unanimous written consent, authorized the creation and designation of 9,000,000 shares of Series G Convertible Preferred, par value $0.004 per share. No share of Series G Preferred is entitled to preferences over any other share of Series G Preferred. The Series G Preferred ranks senior to the Company’s common stock with respect to dividend rights and rights on liquidation, dissolution and winding up. Upon any liquidation, dissolution or winding up of the Company, each holder of Series G Preferred is entitled to receive an amount in cash equal to $0.75 for each share of Series G Preferred, equal to $0.75 per share of common stock into which the Series G Preferred would have been convertible, plus any unpaid dividends thereon, for each share held by such holder before any distribution or payment is made upon any common stock but currently on an equal basis with any payment on Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred. If the Proposals are adopted by the Company’s shareholders and there occurs any liquidation, dissolution or winding up of the Company, each holder of Series G Preferred would be entitled to receive $0.75 per share plus any unpaid dividends thereon before any distribution or payment is made to holders of the Company’s Series B Preferred, Series C Preferred or common stock, and on an equal basis as to any payment attributable to shares of the Series D Preferred and Series F Preferred. Certain terms of the certificate of designation for the Series G Preferred, which has been filed with the Secretary of State of the State of Delaware, are summarized below. The following summary of rights, preferences, privileges and restrictions of the Series G Preferred is qualified in its entirety by reference to the certificate of designation for the Series G Preferred, which was previously filed on February 18, 2003 as an exhibit to the Company’s 10-Q for the six months ended December 28, 2002.

Conversion to Common Stock

Subject to shareholders approval for the issuance of the Series G Preferred, the holders of Series G Preferred, at any time and from time to time, may convert all or any portion of the Series G Preferred, including any fraction of a share, into shares of the Company’s common stock (or shares or units of any security into which the Company’s common stock is changed). Each share of Series G Preferred presently may be converted into 0.2 share of common stock, subject to adjustment to prevent dilution. As of February 18, 2003, the shares of Series G Preferred issuable pursuant to the Subscription Stock Purchases would be convertible into 1,173,059 shares of common stock, representing approximately 24% of the Company’s outstanding common stock on a fully diluted basis.

The rate at which shares of Series G Preferred may be converted to common stock shall be adjusted from time to time in order to prevent dilution in the event the Company issues or sells any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the market price (as defined in the certificate of designation for the Series G Preferred) of the common stock determined as of the date of such issue or sale, except with respect to those events identified in Section 5 B (iii) of the Company’s Charter.

For the purposes of determining whether securities are issued or granted for less than the market price (as defined in the certificate of designation for the Series G Preferred) of the common stock, the consideration per share of any right, option, or convertible security issued or granted by the Company shall be the applicable exercise, conversion or purchase price at the time such security is issued or granted.

Voting Rights

Subject to approval by the shareholders of the issuance of the Series G Preferred and, except as otherwise provided by law, the holders of shares of Series G Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis. Each share of Series G Preferred is entitled to one vote for each share of common stock issuable upon conversion of the Series G Preferred as of the date of shareholder approval.

For so long as 20% of the issued shares of Series G Preferred remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series G Preferred are required for the Company to (i) alter or change the preferences, rights or powers of the Series G Preferred, or (ii) increase or decrease the authorized number of shares of Series G Preferred.

Except as otherwise provided for in the sections entitled “Quorum and Voting” and “Vote Required,” and subject to approval of the shareholders of the issuance of the Series G Preferred, the holders of Series G Preferred will be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the common stock voting together as a single class. Holders of Series G Preferred are entitled to one vote for each share of common stock issuable upon conversion of the Series G Preferred as of the Record Date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the provisions of this section regarding voting rights of Series G Preferred, for the shareholder approval of the issuance of the Series G Preferred or the issuance of common stock or other securities convertible into, exchangeable for, or equivalent to common stock as required in order to enable the Company to comply with continued listing requirements for the common stock on the Nasdaq SmallCap Market, such holders agree that, with respect to the voting of the Series G Preferred and the conversion thereof, the Series G Preferred voting rights of the holders shall be reduced on a pro-rata basis among the holders (the “Reduced Voting Amount”), until the Company’s shareholders approve the issuance of Series G Preferred which is convertible into more than 20% of the Company’s outstanding common stock, or such approval is waived by Nasdaq or otherwise determined not to be required; and the Series G Preferred held by such holders may not be converted into common stock except to the extent the number of shares of common stock into which Series G Preferred may be converted (which vote on a one vote per share basis) and the number of shares of the common stock into which the Series G Preferred held by such holders is convertible, do not exceed a number of shares equal to the Reduced Voting Amount.

Dividends

The Company is required to declare and pay to the holders of the Series G Preferred on an as-converted basis any dividends declared or paid upon the common stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of common stock, plus all accrued and unpaid dividends.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series G Preferred is entitled to receive an amount in cash equal to $0.75 for each share of Series G Preferred, equal to $0.75 for each share of common stock into which the Series G Preferred would have been convertible, plus any unpaid dividends thereon, held by such holder before any distribution or payment is made upon any common stock but on an equal basis with any payment on Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred. If the Proposals are adopted by the Company’s shareholders and there occurs any liquidation, dissolution and winding up of the Company, each holder of Series G Preferred would be entitled to receive $0.75 plus any unpaid dividends thereon, before any distribution or payment is made to holders of the Company’s Series B Preferred, Series C Preferred or common stock, and on equal basis to any payment attributable to the Series D Preferred and Series F Preferred. If the assets are insufficient to permit payment of the aggregate amount to which holders of the Series D Preferred, Series F Preferred and Series G Preferred are entitled, then the holders of the Company’s Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to the Series D Preferred, Series F Preferred and Series G Preferred holders in proportion to the amount of Series D Preferred, Series F Preferred and Series G Preferred owned by each holder. If the Company has insufficient legally available funds to pay holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and Series G Preferred in full, the Company must pay when funds are next legally available to do so, subject to the foregoing scenarios.

Change of Control

The Company will be required to offer to purchase any outstanding shares of Series G Preferred promptly after the occurrence of a Change of Control (as defined in the certificate of designation for the Series G Preferred) of the Company, at a purchase price equal to the aggregate liquidation value, plus all accrued and unpaid dividends. At the option of the holders of Series G Preferred, the amount payable upon a Change of Control shall be payable in cash or shares of the Company’s common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).

Registration Rights Agreement

The Company and each of the Series G Preferred investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the holders of the Series G Preferred stock are precluded from requesting any type of registration for 180 days after the purchase of the Series G Preferred. These 180-day lockup periods have now expired. Pursuant to the Registration Rights Agreement, a majority of the holders of the Company’s Series G Preferred may require the Company to file registration statements under the Securities Act of 1933 covering common stock issuable upon conversion thereof, together with any other shares held by those shareholders.

In addition to the foregoing rights to demand registration of shares, holders of the Company’s Series G Preferred enjoy incidental or “piggyback” registration rights whenever the Company proposes to register any of its securities under the Securities Act of 1933.

Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Company’s Series G Preferred registered pursuant thereto and each person who controls any Selling Shareholder (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against any and all loss, liability, claim, damage and expense arising out of such registration statement.

The Series G Preferred investors also agree to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all loss, liability, claim, damage and expense described above, as incurred, with respect to untrue or alleged untrue statements or omissions made in such registration statement, or any preliminary prospectus or any prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Series G Preferred investors.

THE FOREGOING SUMMARIES OF THE SERIES G PURCHASE AGREEMENT, THE SERIES G STOCK PURCHASE AGREEMENTS, THE SERIES G PREFERRED AND THE REGISTRATION RIGHTS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DEFINITIVE FORMS OF SUCH DOCUMENTS.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Outstanding Preferred, voting together as a single group, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred is required to approve the proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS CONSIDERS THE ISSUANCE OF THE SERIES G PREFERRED TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENTS.

PROPOSAL 4

APPROVAL OF ISSUANCE OF UP TO 500,000 SHARES OF SERIES H PREFERRED ISSUABLE UPON CONVERSION OF STOCK PURCHASE AGREEMENTS TOTALING UP TO A TOTAL OF $5,000,000 THAT THE COMPANY HAS SOLD OR COULD SELL AS PART OF THE SERIES H PREFERRED OFFERING, WHICH ARE CONVERTIBLE INTO AND WOULD HAVE VOTING POWER GREATER THAN TWENTY PERCENT (20%) OF THE OUTSTANDING COMMON STOCK OR VOTING SECURITIES OF THE COMPANY, OR COULD POTENTIALLY RESULT IN A CHANGE OF CONTROL OF THE COMPANY, WHICH APPROVAL IS NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH ISSUANCE OCCURS.

Issuance of Series H Preferred Pursuant to the Series H Stock Purchase Agreements

On November 9, 2002 the Board approved the issuance of up to 500,000 shares of Series H Preferred. As of the time that the placement round was closed on February 21, 2003, the Company had entered into Stock Purchase Agreements in the aggregate principal amount of $5,000,000 (collectively, the “Series H Stock Purchase Agreements”). In the event that the Company’s shareholders approve of the issuance of the Series H Preferred, the Company will issue 500,000 shares of Series H Preferred stock in connection with the sales. Each share of Series H Preferred is presently convertible into ten shares of the Company’s common stock. As part of the sale of Series H Preferred, the Company also issued warrants to purchase shares of common stock. Some of the terms of the Series H Preferred Stock Purchase Agreements and the related warrants are set forth below (“Description of Series H Preferred”) and forms of the agreements have previously been filed on February 18, 2003 as exhibits to the Company’s 10-Q for the six months ended December 28, 2002.

If all holders convert Series H Preferred to common stock, the number of shares of common stock issued upon such conversion would exceed 20% of the outstanding common stock or voting securities of the Company.

Under the terms of the Series H Stock Purchase Agreements, the Company is obligated to seek shareholder approval of the issuance of Series H Preferred to the extent that the number of shares of common stock into which the Series H Preferred is convertible would exceed 20% of the Company’s outstanding common stock or voting securities.

Effect of Issuance of Series H Preferred on the Company’s Outstanding Securities, Warrants and Convertible Indebtedness

The issuance of the Series H Preferred and the warrants issued in connection therewith will be dilutive to the holders of the Company’s outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred and common stock.

Pursuant to the terms of the Bayview Warrant, the Series B Preferred certificate of designation, which established the terms and conditions of the Series B Preferred, the Series C Preferred certificate of designation, which established the terms and conditions of the Series C Preferred, the Series D Preferred certificate of designation, which established the terms and conditions of the Series D Preferred, and the Series F Preferred certificate of designation, which established the terms and conditions of the Series F Preferred, the exercise price of the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred, the Series D Preferred and the Series F Preferred, are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the fair market value of the common stock immediately prior to the date the Company fixes the purchase price for such securities. Consequently, the exercise price and shares issuable under the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred, Series D Preferred and the Series F Preferred will be adjusted pursuant to formulae provided in such securities.

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of Series H Preferred was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.

Nasdaq Shareholder Approval Requirements

The Company’s common stock is listed on the Nasdaq SmallCap Market. The market rules of Nasdaq (the “Nasdaq Rules”) require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company’s outstanding common stock or 20% or more of the voting power outstanding before the issuance. On February 18, 2003, the Company had 4,670,550 shares of common stock outstanding. Pursuant to the Series H Stock Purchase Agreement, the Company will issue common stock or securities convertible into and exercisable for 20% or more of the common stock or voting stock outstanding prior to issuance.

In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the transactions will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.

The Board of Directors considers the issuance of the Series H Preferred to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

Terms of the Series H Preferred

THE FOLLOWING SUMMARIZES INFORMATION RELATING TO ISSUANCE OF THE SERIES H PREFERRED. THE DESCRIPTION OF THE SERIES H PREFERRED IN THIS PROXY STATEMENT IS

QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES G PREFERRED STOCK WHICH WAS FILED AS AN EXHIBT TO THE COMPANY’S FORM 10-Q FOR THE PERIOD ENDING DECEMBER 28, 2002.

Sale of Series H Preferred and Use of Proceeds

Subject to shareholder approval, the Company intends to issue shares of Series H Preferred pursuant to the Stock Purchase Agreements and the related warrants. Shares of Series H Preferred, once issued, are subject to the rights and preferences set forth in the certificate of designation for the Series H Preferred, the Company’s amended and restated articles of incorporation, and the Company’s bylaws. If the Company’s shareholders approve the Proposals presented in this proxy statement, the aggregate proceeds from sales of the Series H Preferred would total $5,000,000. The Company intends to use the proceeds only for the following purposes: (i) to invest in technology; and (ii) to strengthen its balance sheet by reducing accounts payable. The balance of any proceeds available after the application described above will be added to the Company’s working capital.

Conditions to the Issuance of Series H Preferred

The Series H Stock Purchase Agreements contain customary representations and warranties and require customary opinions of counsel, consents, waivers, notifications and filings with governmental entities or third parties. In addition, the agreements set forth two conditions to the Company’s sale and the investors’ purchase of the Series H Preferred and the related warrants: (i) the Company’s shareholders shall have approved the issuance of the Series H Preferred and related warrants as required by the Nasdaq Rules and (ii) a registration rights agreement by and among the Company and all Series H Preferred investors shall have been executed and delivered, and be in full force and effect, dated as of the closing. Approval of the issuance of the Series H Preferred and the related warrants is being sought through the use of this Proxy Statement. The registration rights agreement for the Series H Preferred is described in detail below.

Indemnification

Under the Series H Stock Purchase Agreements, the Company has agreed to indemnify the Series H Preferred investors, and their affiliates, against, and agrees to hold such parties harmless from, any and all actions, causes of action or suits brought by third parties for damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising from such claim incurred or suffered by such parties arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to the Series H Stock Purchase Agreements, or (b) the breach by the Company of any listing requirements or other rules of any exchange upon which the Company’s securities are listed, or of any other laws or rules relating to the issue and purchase of the Series H Preferred pursuant to the Series H Stock Purchase Agreements.

Description of Series H Preferred

The Company’s amended and restated articles of incorporation, authorize the Board of Directors to issue, without any action by the Company’s shareholders, up to 50,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares. On October 9, 2002, the Board of Directors, by unanimous written consent, authorized the creation and designation of 500,000 shares of Series H Convertible Preferred, par value $0.004 per share. No share of Series H Preferred is entitled to preferences over any other share of Series H Preferred. The Series H Preferred ranks senior to the Company’s common stock with respect to dividend rights and rights on liquidation, dissolution and winding up. The following summary of rights, preferences, privileges and restrictions of the Series H Preferred is qualified in its entirety by reference to the certificate of designation for the Series H Preferred, which was previously filed on February 18, 2003 as an exhibit to the Company’s 10-Q for the six months ended December 28, 2002.

In connection with the sale of the Series H Preferred stock the Company also issued warrants (the “H Warrant”) to purchase shares of common stock. In this regard, each purchaser of Series H Preferred received an H Warrant entitling the holder to purchase a number of shares of common stock up to an amount equal to 50% of the number of common shares into which the investors Series H Preferred shares would be convertible. The exercise price for purchasing the common shares under the H Warrant is $0.01 per share. At any time and from time to time prior to April 30, 2003, and subject to the requirements of Section 1(a) of the Series H Stock Purchase Agreement executed in connection with the issuance of the Series H Preferred Stock, the Company can exercise its call right (the “Call Right”) and, upon not less than ten (10) days prior written notice to the holder of preferred stock, repurchase any or all of the shares of Series H Preferred Stock at a per share purchase price equal to $10.00. This Call Right will terminate on April 29, 2003. In the event the Company exercises this Call Right the purchasers of the Series H Preferred will be required to return the Series H Preferred stock and will be entitled to retain the H Warrant. In the event that the Company does not exercise its Call Right, each purchaser of the Series H Preferred stock will be entitled to retain the Series H Preferred and the H Warrant and receive an additional warrant (the “Call Warrant”) to purchase additional shares of common stock. The Call Warrant entitles the holder to purchase a number of shares of common stock up to an amount equal to 75% of the number of common shares into which the investors Series H Preferred shares would be convertible. The exercise price for purchasing the common shares under the Call Warrant is $0.01 per share. If the Company sold all of the authorized Series H Preferred and did not exercise its Call Right, the Company would issue a total of 500,000 shares of Series H Preferred and warrants to purchase up to 6,250,000 shares of common stock.

Conversion to Common Stock

Subject to both shareholder approval for the issuance of the Series H Preferred and the related warrants and the call rights of the Company, the holders of Series H Preferred, at any time and from time to time, may convert all or any portion of the Series H Preferred, including any fraction of a share, into shares of the Company’s common stock (or shares or units of any security into which the Company’s common stock is changed). Each share of Series H Preferred presently may be converted into ten shares of common stock, subject to adjustment to prevent dilution. As of March 27, 2003, the shares of Series H Preferred issuable pursuant to the Subscription Stock Purchases, but not including the related warrants, would be convertible into 5,000,000 shares of common stock, representing approximately 15% of the Company’s outstanding common stock on a fully diluted basis.

The rate at which shares of Series H Preferred may be converted to common stock shall be adjusted from time to time in order to prevent dilution in the event the Company issues or sells any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the market price (as defined in the certificate of designation for the Series H Preferred) of the common stock determined as of the date of such issue or sale, except with respect to those event set forth in Section 5 B (iii) of the Company’s Charter.

For the purposes of determining whether securities are issued or granted for less than the market price (as defined in the certificate of designation for the Series H Preferred) of the common stock, the consideration per share of any right, option, or convertible security issued or granted by the Company shall be the applicable exercise, conversion or purchase price at the time such security is issued or granted.

Voting Rights

Subject to shareholder approval for the issuance of the Series H Preferred, the holders of shares of Series H Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis subject to the following limitations: (1) approval by the shareholders of the issuance of the Series H Preferred, (2) the call rights of the Company to repurchase the Series H Preferred stock, and (3) as otherwise provided by law. Each share of Series H Preferred is entitled to one vote for each share of common stock issuable upon conversion of the Series H Preferred as of the date of shareholder approval.

For so long as 20% of the issued shares of Series H Preferred remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series H Preferred are required for the Company to (i) alter or change the preferences, rights or powers of, increase or decrease the authorized number of, or issue additional shares of the Series H Preferred, or (ii) increase or decrease the authorized number of shares of Series H Preferred.

Except as otherwise provided for in the sections entitled “Quorum and Voting” and “Vote Required,” and subject to approval of the shareholders of the issuance of the Series H Preferred, the holders of Series H Preferred will be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the common stock voting together as a single class. Holders of Series H Preferred are entitled to one vote for each share of common stock issuable upon conversion of the Series H Preferred as of the Record Date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the provisions of this section regarding voting rights of Series H Preferred, for the shareholder approval of the issuance of the Series H Preferred or the issuance of common stock or other securities convertible into, exchangeable for, or equivalent to common stock as required in order to enable the Company to comply with continued listing requirements for the common stock on the Nasdaq SmallCap Market, such holders agree that, with respect to the voting of the Series H Preferred and the conversion thereof, the Series H Preferred voting rights of the holders shall be reduced on a pro-rata basis among the holders (the “Reduced Voting Amount”), until the Company’s shareholders approve the issuance of Series H Preferred which is convertible into more than 20% of the Company’s outstanding common stock, or such approval is waived by Nasdaq or otherwise determined not to be required; and the Series H Preferred held by such holders may not be converted into common stock except to the extent the number of shares of common stock into which Series H Preferred may be converted (which vote on a one vote per share basis) and the number of shares of the common stock into which the Series H Preferred held by such holders is convertible, do not exceed a number of shares equal to the Reduced Voting Amount.

Dividends

The Company is required to declare and pay to the holders of the Series H Preferred on an as-converted basis any dividends declared or paid upon the common stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of common stock, plus all accrued and unpaid dividends.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series H Preferred is entitled to receive an amount in cash equal to $10.00 for each share of Series H Preferred, equal to $1.00 for each share of common stock into which the Series H Preferred would have been convertible, plus any unpaid dividends thereon, held by such holder before any distribution or payment is made upon any common stock but on an equal basis with any payment on Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and Series G Preferred. If the Proposals are adopted by the Company’s shareholders and there occurs any liquidation, dissolution and winding up of the Company, each holder of Series H Preferred would be entitled to receive $10.00 plus any unpaid dividends thereon, before any distribution or payment is made to holders of the Company’s Series B Preferred, Series C Preferred or common stock, and on equal basis to any payment attributable to the Series D Preferred, Series F Preferred and Series G Preferred. If the assets are insufficient to permit payment of the aggregate amount to which holders of the Series D Preferred, Series F Preferred, Series H Preferred and Series G Preferred are entitled, then the holders of the Company’s Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to the Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred holders in proportion to the amount of Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred owned by each holder. If the Company has insufficient legally available funds to pay holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred in full, the Company must pay when funds are next legally available to do so, subject to the foregoing scenarios.

Change of Control

The Company will be required to offer to purchase any outstanding shares of Series H Preferred promptly after the occurrence of a Change of Control (as defined in the certificate of designation for the Series H Preferred) of the Company, at a purchase price equal to the aggregate liquidation value, plus all accrued and unpaid dividends. At the option of the holders of Series H Preferred, the amount payable upon a Change of Control shall be payable in cash or shares of the Company’s common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).

Registration Rights Agreement

The Company and each of the Series H Preferred investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the holders of the Series H Preferred stock are precluded from requesting any type of registration until the later of shareholder approval for issuance of the Series H Preferred or April 30, 2003. Pursuant to the Registration Rights Agreement, a majority of the holders of the Company’s Series H Preferred may require the Company to file registration statements under the Securities Act of 1933 covering common stock issuable upon conversion thereof, together with any other shares held by those shareholders.

In addition to the foregoing rights to demand registration of shares, holders of the Company’s Series H Preferred enjoy incidental or “piggyback” registration rights whenever the Company proposes to register any of its securities under the Securities Act of 1933.

Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Company’s Series H Preferred registered pursuant thereto and each person who controls any Selling Shareholder (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against any and all loss, liability, claim, damage and expense arising out of such registration statement.

The Series H Preferred investors also agree to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all loss, liability, claim, damage and expense described above, as incurred, with respect to untrue or alleged untrue statements or omissions made in such registration statement, or any preliminary prospectus or any prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Series H Preferred investors.

THE FOREGOING SUMMARIES OF THE SERIES H PURCHASE AGREEMENT, THE SERIES H STOCK PURCHASE AGREEMENTS, THE SERIES H PREFERRED AND THE REGISTRATION RIGHTS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DEFINITIVE FORMS OF SUCH DOCUMENTS.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Outstanding Preferred, voting together as a single group, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred is required to approve the proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS CONSIDERS THE ISSUANCE OF THE SERIES H PREFERRED TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENTS.

SECURITY OWNERSHIP

As of February 18, 2003, the Company had issued and outstanding 4,670,550 shares of Common Stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred, 1,767,444 shares of Series D Preferred, 935,986 shares of Series F Preferred, 5,865,331 shares of Series G Preferred, and 275,000 shares of Series H Preferred. As of the mailing date of this Proxy, March 27, 2003, the Company had issued and outstanding a total of 500,000 shares of Series H Preferred. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of February 18, 2003, by (i) each person who is known to the Company to own beneficially more than five percent of each class of the Company’s voting securities, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) all current executive officers and directors as a group. Beneficial ownership listed in the tables below based on ownership of the Company’s convertible preferred shares reflects Common Stock equivalents. Each share of Common Stock is entitled to one vote. For purposes of voting as of February 18, 2003, each share of Series B Preferred was convertible into approximately .408 shares of Common Stock, each share of Series C Preferred was convertible into approximately 0.365 shares of Common Stock, each share of Series D Preferred was convertible into 2.571 shares of Common Stock, and each share of Series F Preferred was convertible into 5.086 shares of Common Stock. Holders of Outstanding Preferred are entitled to one vote for each share of Common Stock issuable upon conversion of the Outstanding Preferred. All convertible preferred shares and a warrant issued to Bayview Capital Partners LP (the “Bayview Warrant”) are subject to adjustment to prevent dilution.

Pursuant to Stock Purchase Agreements entered into during April 2002, the Company will issued 5,865,331 shares of Series G Convertible Preferred Stock (“Series G Preferred”) for $0.75 per share. Subject to shareholder approval, holders of Series G Preferred may convert their shares into a number of shares of Common Stock computed by multiplying the number of shares to be converted by $0.75 and dividing the result by the conversion price then in effect. However, because the conversion of the Series G Preferred is subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series G Preferred would not be deemed to be beneficial owners of the underlying common stock.

Pursuant to Stock Purchase Agreements entered into with investors, the Company will issue 500,000 shares of Series H Convertible Preferred Stock (“Series H Preferred”) for $10.00 per share and 2,500,000 Common Stock warrants. Subject to shareholder approval, holders of Series H Preferred may convert their shares into a number of shares of Common Stock computed by multiplying the number of shares to be converted by $10.00 and dividing the result by the conversion price then in effect. However, because the conversion of the Series H Preferred and exercise of the Common Stock warrants are subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series H Preferred and the Common Stock warrants would not be deemed to be beneficial owners of the underlying common stock.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is Velocity Express Corporation, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. To the Company’s knowledge, except as indicated in the footnotes to the tables below, the persons named in the tables below have sole voting and investment power with respect to all voting securities. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of February 18, 2003.

Reference made herein to TH Lee Putnam Ventures (“THLPV”) includes TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Co Investment Partners, LLC, and Blue Star I, LLC.

Common Stock

Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned (1)
TH Lee Putnam Ventures (2)(6) 200 Madison Avenue, Suite 2225, New York, NY 10016	9,794,815	67.8%

James G. Brown (3) 200 Madison Avenue, Suite 2225, New York, NY 10016	9,794,815	67.8%

Douglas Hsieh (4) 200 Madison Avenue, Suite 2225, New York, NY 10016	9,794,815	67.8%

Richard and Mabeth Neslund (5) 15210 Wayzata Boulevard, Wayzata, MN 55391	1,488,528	25.7%

HomePoint Corporation (6)(7) c/o TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	1,000,315	17.6%

Alexander I. Paluch (8)	743,513	13.8%

Vincent A. Wasik (9)	722,043	14.1%

Neuberger Berman, LLC (10) 666 Fifth Avenue, 34th Floor, New York, NY 10103	673,180	12.6%

RS Investment Management Co. LLC (11) 338 Market Street, Suite 200, San Francisco, CA 94111	667,044	12.5%

East River Ventures II, LP (12) 645 Madison Avenue, Ste 2200, New York, NY 10022	664,360	12.5%

Bayview Capital Partners LP (13) 641 East Lake Street, Suite 230, Wayzata, MN 55391	633,256	11.9%

TenX Venture Partners, LLC (6)(14) 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	455,283	8.9%

Robert McCullough (15) 455 Belvedere, Belvedere, CA 94920	355,323	7.1%

Perkins Capital Management, Inc. (16) 730 East Lake Street, Wayzata, MN 55391	281,852	5.7%

Woodville LLC (17) 34 Peninsula Road, Dellwood, MN 55110	255,521	5.2%

Andrew K. Boszhardt, Jr. (18) 666 Fifth Avenue, 34th Floor, New York, NY 10103	255,517	5.2%

MCG USHP LLC (19) One Morningside Drive N., Ste 200, Westport, CT 06880	245,000	5.2%

Jeffry J. Parell (20)	127,606	2.7%

Mark E. Ties (21)	70,023	1.5%

Jack F. Kemp (22)	50,000	1.1%

Wesley C. Fredenburg (23)	47,484	1.0%

Victor A. Serri (24)	39,988	*

D. Brad Frederiksen (25)	4,932	*

Richard A. Kassar	7,000	*

Leslie E. Grodd	6,000	*

All directors and officers as a group (12 persons) (26)	11,714,012	72.9%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 4,670,550 shares of Common Stock outstanding as of February 21, 2003. Beneficial ownership based upon ownership of convertible preferred stock reflects Common Stock equivalents on an as-if-converted basis. Common Stock issuable pursuant to outstanding warrants, stock options and convertible preferred stock is deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. More than one person may beneficially own the same shares.

(2)	Includes: (i) 2,258,530 shares issuable upon conversion of Series B Preferred owned by TH Lee Putnam Ventures, L.P., 1,666,720 shares issuable upon conversion of Series B Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 128,655 shares issuable upon conversion of Series B Preferred owned by THLi Co Investment Partners, LLC, and 48,866 shares issuable upon conversion of Series B Preferred owned by Blue Star I, LLC; (ii) 1,087,531 shares issuable upon conversion of Series C Preferred owned by TH Lee Putnam Ventures, L.P., 802,562 shares issuable upon conversion of Series C owned by TH Lee Putnam Parallel Ventures, L.P., 61,756 shares issuable upon conversion of Series C Preferred owned by THLi Co Investment Partners, LLC, and 23,724 shares issuable upon conversion of Series C Preferred owned by Blue Star I, LLC; (iii) 448,870 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee Putnam Ventures, L.P., 331,251 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 25,489 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Co Investment Partners, LLC, and 9,792 shares issuable upon the exercise and conversion of warrants to purchase Series C owned by Blue Star I, LLC; (iv) 1,301,588 shares issuable upon conversion of Series D Preferred owned by TH Lee Putnam Ventures, L.P., 960,527 shares issuable upon conversion of Series D Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 73,767 shares issuable upon conversion of Series D Preferred owned by THLi Co Investment Partners, LLC, and 28,537 shares issuable upon conversion of Series D Preferred owned by Blue Star I, LLC; (v) 276,978 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee Putnam Ventures, L.P., 204,401 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee Putnam Parallel Ventures, L.P., 15,699 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Co Investment Partners, LLC, and 6,072 shares issuable upon the exercise of warrants to purchase Series D Preferred owned by Blue Star I, LLC; (vi) 20,000 shares issuable upon the exercise of options to purchase Common Stock issued to TH Lee Putnam Fund Advisors, L.P.; and (vii) 13,500 shares of restricted stock issued to TH Lee Putnam Ventures, L.P. Does not include 75,942 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee Putnam Ventures, L.P. and 65,328 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee Putnam Parallel Ventures, L.P. (collectively the “Common Warrants”). The Common Warrants become exercisable only in the event and to the extent that 600,000 options granted under the Company’s 2000 Stock Option Plan are exercised, on a pro rata basis. TH Lee Putnam Parallel Ventures, L.P., THLi Co Investment Partners, LLC and Blue Star I, LLC are affiliates of TH Lee Putnam Ventures.

(3)	Consists of shares beneficially owned by THLPV, for which Mr. Brown disclaims beneficial ownership.

(4)	Consists of shares beneficially owned by THLPV, for which Mr. Hsieh disclaims beneficial ownership.

(5)	Consists of 377,113 shares owned directly, 79,855 shares issuable pursuant to warrants and 1,031,560 shares issuable upon conversion of Series F Preferred.

(6)	THLPV is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. A shareholder of THLPV is a member of HomePoint Corporation’s board of directors.

(7)	Consists of shares issuable upon conversion of Series D Preferred.

(8)

Consists of (i) 2,345 shares issuable upon exercise of warrants, 35,978 shares issuable upon conversion of Series F Preferred, 14,000 shares issuable upon exercise of options and 11,500 shares of restricted stock owned directly by Mr. Paluch; (ii) 40,625 shares issuable upon exercise of warrants and 623,735 shares issuable upon conversion of Series F Preferred owned by East River Ventures II, LP; and (iii) 938 shares issuable upon exercise of warrants and 14,392 shares issuable upon conversion of Series F Preferred owned by ERV Partners LLC.

(9)	Consists of (i) 72,260 shares owned directly, 23,438 shares issuable upon exercise of warrants, 359,845 shares issuable upon conversion of Series F Preferred, 12,500 shares issuable upon exercise of options, and 9,000 shares of restricted stock owned directly by Mr. Wasik; and (ii) 200,000 shares and 45,000 shares issuable upon exercise of warrants owned by MCG USHP, LLC.

(10)	Consists of (i) 39,063 shares issuable upon exercise of warrants and 599,742 shares issuable upon conversion of Series F Preferred owned by Oscar Private Equity Investments, L.P.; (ii) 18,750 shares issuable upon exercise of warrants owned by Oscar Investment Fund, LP; (iii) 6,250 shares issuable upon exercise of warrants owned by Oscar Opportunistic Fund, LLC; (iv) 3,125 shares issuable upon exercise of warrants owned by Oscar Opportunistic Offshore Fund, Ltd.; and (v) 6,250 shares issuable upon exercise of warrants owned by Oscar Fund (Cayman) Limited. Oscar Investment Fund, LP, Oscar Opportunistic Fund, LLC, Oscar Opportunistic Offshore Fund, Ltd. and Oscar Fund (Cayman) Limited are affiliates of Neuberger Berman, LLC.

(11)	Consists of shares issuable upon conversion of Series D Preferred.

(12)	Consists of 40,625 shares issuable upon exercise of warrants and 623,735 shares issuable upon conversion of Series F Preferred.

(13)	Consists of shares issuable upon exercise of the Bayview Warrants.

(14)	Consists of 121,761 shares issuable upon exercise of a warrant and 333,522 shares issuable upon conversion of Series D Preferred.

(15)	Consists of (i) 3,200 shares owned directly, 14,563 shares issuable upon exercise of warrants and 215,904 shares issuable upon conversion of Series F Preferred; (ii) 2,344 shares issuable upon exercise of warrants and 35,984 shares issuable upon conversion of Series F Preferred owned by the Robert F. McCullough, Sr. Family Foundation; (iii) 45,000 shares owned directly by the McCullough Living Trust; and (iv) 2,344 shares issuable upon exercise of warrants and 35,984 shares issuable upon conversion of Series F Preferred owned by the Robert F. McCullough, Sr. IRA.

(16)	Consists of (i) 20,000 shares owned directly, 20,875 shares issuable upon exercise of warrants, and 105,555 shares issuable upon conversion of Series F Preferred owned by Pyramid Partners, LP; (ii) 5,157 shares issuable upon exercise of warrants and 79,166 shares issuable upon conversion of Series F Preferred owned by Union Bank & Trust Industricorp & Co., Inc FBO Twin City Carpenters Pension Plan; (iii) 1,719 shares issuable upon exercise of warrants and 26,388 shares issuable upon conversion of Series F Preferred owned by Robert G. Allison; and (iv) 1,406 shares issuable upon exercise of warrants and 21,586 shares issuable upon conversion of Series F Preferred owned by David M. Westrum. Pyramid Partners, LP, Union Bank & Trust Industricorp & Co., Inc FBO Twin City Carpenters Pension Plan, Robert G. Allison, and David M. Westrum are entities affiliated with Perkins Capital Management, Inc.

(17)	Consists of 15,625 shares issuable upon exercise of warrants and 239,896 shares issuable upon conversion of Series F Preferred.

(18)	Consists of 15,626 shares issuable upon exercise of warrants and 239,891 shares issuable upon conversion of Series F Preferred.

(19)	Consists of 200,000 shares owned directly and 45,000 shares issuable upon exercise of warrants.

(20)	Consists of 1,500 shares owned directly, 113,333 shares issuable upon exercise of options, 782 shares issuable upon exercise of warrants and 11,991 shares issuable upon conversion of Series F Preferred.

(21)	Consists of 780 shares owned directly, 58,000 shares issuable upon exercise of options, 688 shares issuable upon exercise of warrants and 10,555 shares issuable upon conversion of Series F Preferred.

(22)	Consists of shares issuable upon exercise of options.

(23)	Consists of 2,000 shares owned directly, 38,333 shares issuable upon exercise of options, 438 shares issuable upon exercise of warrants and 6,713 shares issuable upon conversion of Series F Preferred.

(24)	Consists of 37,334 shares issuable upon exercise of options, 163 shares issuable upon exercise of warrants and 2,491 shares issuable upon conversion of Series F Preferred.

(25)	Consists of 4,619 shares owned directly and 313 shares issuable upon exercise of warrants.

(26)	Consists of an aggregate of 76,540 shares of Common Stock, 33,500 shares of restricted stock, 360,937 shares issuable pursuant to presently exercisable options and warrants, 523,527 shares issuable upon conversion of Series F Preferred directly owned by directors and officers, 9,794,818 shares beneficially owned by THLPV (for which Messrs. Brown and Hsieh disclaim beneficial ownership) 664,360 shares beneficially owned by East River Ventures II LP (for which Mr. Paluch disclaims beneficial ownership), 15,330 shares owned by ERV Partners LLC (for which Mr. Paluch disclaims beneficial ownership) and 245,000 shares beneficially owned by MCG USHP LLC (for which Mr. Wasik disclaims beneficial ownership).

Series B Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
Douglas Hsieh(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,806,797	100.0%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons)(3)	2,806,797	100.0%

(1)	Percentage of beneficial ownership is based on 2,806,797 of Series B Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 4,102,771 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 1,545,111 shares directly owned by TH Lee Putnam Ventures, L.P., 1,140,240 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 88,016 shares directly owned by THLi Co Investment Partners, LLC, and 33,430 shares directly owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series C Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
Douglas Hsieh(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	2,825,484	100.0%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons)(3)	2,825,484	100.0%

(1)	Percentage of beneficial ownership is based on 2,000,000 of Series C Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 1,975,573 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 1,100,978 shares owned directly and 454,420 shares issuable upon exercise of warrants owned by TH Lee Putnam Ventures, L.P., 812,485 shares owned directly and 335,347 shares issuable upon exercise of warrants owned by TH Lee Putnam Parallel Ventures, L.P., 62,520 shares owned directly and 25,804 shares issuable upon exercise of warrants owned by THLi Co Investment Partners, LLC and 24,017 shares owned directly and 9,913 shares issuable upon exercise of warrants owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, L.P., for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series D Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	62.2%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	62.2%
Douglas Hsieh(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	1,234,071	62.2%
HomePoint Corporation(4) c/o TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	374,906	21.2%
RS Investment Management, Inc. 388 Market Street, San Francisco, CA 94111	250,000	14.1%
TenX Venture Partners, LLC 100 W. Elm Street, Suite 300, Conshohocken, PA 19428	125,000	7.1%
Vincent A. Wasik	—	0%
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
Mark E. Ties	—	0%
All directors and executive officers as a group (12 persons)(5)	1,234,071	62.2%

(1)	Percentage of beneficial ownership is based on 1,767,444 shares of Series D Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 4,715,853 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Includes 560,144 shares owned directly and 119,199 shares issuable upon exercise of warrants owned by TH Lee Putnam Ventures, L.P., 413,367 shares owned directly and 87,965 shares issuable upon exercise of warrants owned by TH Lee Putnam Parallel Ventures, L.P., 31,746 shares owned directly and 6,756 shares issuable upon exercise of warrants owned by THLi Co Investment Partners, LLC and 12,281 shares owned directly and 2,613 shares issuable upon exercise of warrants owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by the TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4)	THLi Co Investment Partners, LLC is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. A shareholder of THLPV is a member of HomePoint Corporation’s board of directors.

(5)	Consists of shares beneficially owned by TH Lee Putnam Ventures, L.P., for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Series F Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
Richard Neslund 15210 Wayzata Boulevard, Wayzata, MN 55391	195,453	20.9%
Alex Paluch(2)	127,725	13.6%
East River Ventures II, LP 645 Madison Avenue, Ste 2200, New York, NY 10022	118,181	12.6%
Neuberger Berman, LLC(3) 2666 Fifth Avenue, 34th Floor, New York, NY 10103	113,635	12.1%
Vincent A. Wasik	68,181	7.3%
Robert McCullough(4) 455 Belvedere, Belvedere, CA 94920	54,544	5.7%
Jeffry J. Parell	2,272	*
Mark E. Ties	2,000	*
Wesley C. Fredenburg	1,272	*
Victor A. Serri	472	*
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
All directors and executive officers as a group (12 persons)(5)	220,103	23.5%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 935,986 shares of Series F Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 4,939,917 shares of Common Stock. See Common Stock Security Ownership table. More than one person may beneficially own the same shares.

(2)	Consists of 6,817 shares owned directly, 118,181 shares owned by East River Ventures II, LP, and 2,727 shares owned by ERV Partners, LLC. Mr. Paluch is a General Partner of East River Ventures II, LP and a Managing Member of ERV Partners, LLC. Mr. Paluch disclaims beneficial ownership of the shares held of record by each of East River Ventures II, LP and ERV Partners, LLC.

(3)	Consists of 113,635 shares owned by Oscar Private Equity Investments, LP. Oscar Private Equity Investments, LP, is an affiliate of Neuberger Berman, LLC.

(4)	Consists of 40,908 shares owned directly, 6,818 shares owned directly by the Robert F. McCullough Sr. Family Foundation, and 6,818 shares owned directly by the Robert F. McCullough Sr. IRA.

(5)	Consists of (i) 99,195 shares owned directly by officers and directors; (ii) 118,181 shares owned by East River Ventures II, LP; and (iii) 2,727 shares owned by ERV Partners LLC for which Mr. Paluch disclaims beneficial ownership.

Series G Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
Douglas Hsieh(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	3,333,333	56.8%
John Kennedy 2100 First National Ctr., Oklahoma City, OK 73102	500,000	8.5%
Mike Samis 2100 First National Ctr., Oklahoma City, OK 73102	500,000	8.5%
Andrew K. Boszhardt, Jr. 2666 Fifth Avenue, 34th Floor, New York, NY 10103	300,000	5.1%
MCG Global LLC One Morningside Drive N., Ste 200, Westport, CT 06880	293,333	5.0%
Vincent A. Wasik(4)	293,333	5.0%
Mark E. Ties	40,000	*
Jeffry J. Parell	—	0%
Alex Paluch	—	0%
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
Wesley C. Fredenburg	—	0%
All directors and executive officers as a group (12 persons)(5)	3,666,666	62.5%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 5,865,331 shares of Series G Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 1,286,133 shares of Common Stock. Subject to shareholder approval, holders of Series G Preferred may convert their shares into common stock. However, because the conversion of the Series G Preferred is subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series G Preferred would not be deemed to be beneficial owners of the underlying common stock. More than one person may beneficially own the same shares.

(2)	Includes 1,832,167 shares directly owned by TH Lee Putnam Ventures, L.P., 1,355,183 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 103,488 shares directly owned by THLi Co Investment Partners, LLC, and 42,495 shares directly owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4)	Consists of 293,333 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

(5)	Consists of (i) 40,000 shares owned directly by officers and directors; (ii) 3,333,333 shares owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership; and (iii) 293,333 shares owned by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership.

Series H Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned(1)
TH Lee Putnam Ventures(2) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
James G. Brown(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
Douglas Hsieh(3) 200 Madison Avenue, Suite 2225, New York, NY 10016	196,900	39.4%
Jess S. Morgan & Company, Inc. 5750 Wilshire Boulevard, Suite 590, Los Angeles, CA 90036	62,500	12.5%
Richard Neslund 15210 Wayzata Boulevard, Wayzata, MN 55391	50,000	10.0%
Vincent A. Wasik(4)	48,950	9.8%
Alex Paluch(5)	35,250	6.6%
East River Ventures II, LP 645 Madison Avenue, Ste 2200, New York, NY 10022	32,500	6.5%
Southern Cross Capital LLC 33 Riverside Avenue, Fifth Floor, Westport, CT 06880	25,000	5.0%
Woodville LLC 34 Peninsula Road, Dellwood, MN 55110	25,000	5.0%
Jeffry J. Parell	1,500	*
Mark E. Ties	900	*
Wesley C. Fredenburg	900	*
Jack F. Kemp	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
D. Brad Frederiksen	—	0%
Victor A. Serri	—	0%
All directors and executive officers as a group (12 persons)(6)	284,400	56.9%

*	Represents less than 1%

(1)	Percentage of beneficial ownership is based on 500,000 shares of Series H Preferred outstanding as of February 21, 2003, which were convertible into an aggregate of 5,000,000 shares of Common Stock. Subject to shareholder approval, holders of Series H Preferred may convert their shares into common stock. However, because the conversion of the Series H Preferred is subject to shareholder approval, pursuant to Rule 13d-3(d)(1)(i), holders of Series H Preferred would not be deemed to be beneficial owners of the underlying common stock. More than one person may beneficially own the same shares.

(2)	Includes 108,809 shares directly owned by TH Lee Putnam Ventures, L.P., 79,079 shares directly owned by TH Lee Putnam Parallel Ventures, L.P., 6,488 shares directly owned by THLi Co Investment Partners, LLC, and 2,524 shares directly owned by Blue Star I, LLC.

(3)	Consists of shares beneficially owned by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4)	Consists of 29,850 shares owned directly and 19,100 shares owned by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership.

(5)	Consists of 2,000 shares owned directly, 32,500 shares owned by East River Ventures II, LP, and 750 shares owned by ERV Partners, LLC.

(6)	Consists of (i) 35,150 shares owned directly by officers and directors; (ii) 196,900 shares owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership; (iii) 19,100 shares owned by MCG Global, LLC; (iv) 32,500 shares owned by East River Ventures II, LP; and (v) 750 shares owned by ERV Partners, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Issuance of Series H Convertible Preferred Stock

Pursuant to Stock Purchase Agreements entered into with investors, the Company will issue 500,000 shares of Series H Convertible Preferred Stock (“Series H Preferred”) to 14 institutional investors, 22 accredited investors and 3 employees of the Company for $10.00 per share for proceeds of $5,000,000 million. The initial conversion price of the Series H Preferred was $10.00, and, at the time of issuance, each share of Series H Preferred was convertible, upon shareholder approval, into 10 shares of the Company’s common stock. The Company sold the Series H Preferred to the following directors, officers and/or beneficial owners of 5% of this class of stock:

Name of Beneficial Owner	Number of Shares of Series H Preferred
TH Lee Putnam Ventures	196,600
MCG Global LLC	19,100
Vincent Wasik(1)	48,950
Jess S. Morgan & Co	62,500
Richard Neslund	50,000
Alex Paluch(2)	35,950
East River Ventures II LP	32,500
Southern Cross	25,000
Woodville LLC	25,000

(1)	Includes 19,100 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

(2)	Includes 32,500 shares owned by East River Ventures II LP and 750 shares owed by ERV Partners, LLC for which Mr.Paluch disclaims beneficial ownership. Mr. Paluch is a managing partner in both entities.

Issuance of Series G Convertible Preferred Stock

Pursuant to Stock Purchase Agreements entered into during April 2002, the Company issued 5,865,331 shares of Series G Convertible Preferred Stock (“Series G Preferred”) to one institutional investor, twelve accredited investors and four employees of the Company for $0.75 per share for proceeds of $4,399,000. The initial conversion price of the Series G Preferred was $3.75, and, at the time of issuance, each share of Series G Preferred was convertible, upon shareholder approval, into 0.2 shares of the Company’s common stock. Additionally, no holder of the Series G Preferred Stock is permitted to request registration of the common stock underlying the preferred for 180 days from the date of purchase. The Company sold the Series G Preferred to the following directors, officers and/or beneficial owners of 5% of this class of stock:

Name of Beneficial Owner	Number of Shares of Series G Preferred
TH Lee Putnam Ventures	3,333,333
John Kennedy	500,000
Mike Samis	500,000
Andrew Boszhardt	300,000
MCG Global LLC	293,333
Vincent Wasik (1)	293,333

(1)	Consists of 293,333 shares owned directly by MCG Global, LLC, for which Mr. Wasik disclaims beneficial ownership. Mr. Wasik is the founder and a principal of MCG Global, LLC.

(2)	Consists of 32,500 shares owned by East River Ventures II LP and 750 shares owed by REV Partners, LLC for which Mr. Paluch claims beneficial ownership. Mr. Paluch is a managing partner in both entities.

Issuance of Series F Convertible Preferred Stock

During fiscal 2002, the Company issued 1,072,752 shares of Series F Preferred to a group of institutional investors and eleven officers of the Company for net proceeds of approximately $11.3 million. The initial conversion price of the Series F Preferred was $2.75, and, at the time of issuance, each share of Series F Preferred was convertible into four shares of the Company’s common stock. Both the conversion price and the number of common shares into which the Series F is convertible are subject to adjustment in order to prevent dilution. The Company also issued warrants to purchase 360,128 shares of common stock in connection with these sales. At February 18, 2003, 935,986 shares of Series F Preferred are outstanding. The Company sold the Series F Subscription Notes to the following directors, officers and/or beneficial owners of 5% of this class of stock:

Name of Beneficial Owner	Number of Shares of Series F Preferred
Richard Neslund	195,453
Alex Paluch (1)	127,725
East River Ventures II, LP	118,181
Vincent A. Wasik	68,181
Robert McCullough	54,544

(1)	Consists 6,817 shares owned directly, 118,181 shares owned by East River Ventures II, LP, and 2,727 shares owned by ERV Partners, LLC. Mr. Paluch is a General Partner of East River Ventures II, LP and a Managing Member of ERV Partners, LLC. Mr. Paluch disclaims beneficial ownership of the shares held of record by each of East River Ventures II, LP and ERV Partners, LLC.

Contracts and arrangements with MCG Global, LLC

The Company has entered into service agreements with MCG Global, LLC and its related entities (“MCG”). Vincent A. Wasik, currently a shareholder and Chairman of the Board of the Company, is a owner and principal of MCG, although he was neither a shareholder nor Chairman of the Board at the time the initial service agreement was entered into. Under the agreements, MCG has provided services in connection with Company’s business that include the following matters, (1) management and consulting assistance with operations, debt structure, vendors and contractual obligations, (2) negotiation and settlement of the Company’s rights and obligations under the September 24, 1999 Merger Agreement under which the Company acquired Velocity; (3) assistance with all aspects of the Company’s replacement of its Senior Revolving Credit Facility held by GE Capital Corporation and mezzanine debt facility held by Bayview Capital Partners LP, and (4) services in connection with Company’s centralization of data platforms, cash and lock-box management, consolidation of back office functions, technology initiatives and strategic planning. The Company granted a total of 245,000 warrants to purchase common stock. Cash and warrant-based compensation for these services amounted to $1.8 million in fiscal 2002.

SHAREHOLDER PROPOSALS

If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Velocity Express Corporation, at Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, no later than August 6, 2003. All proposals must conform to the rules and regulations of the SEC.

Under SEC rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2003 Annual Meeting of Shareholders after August 6, 2003, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

PROXY SOLICITATION

The cost of soliciting these proxies, consisting of the printing, handling, and mailing of the proxy statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that there is a quorum present at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or in person. These persons will receive no extra compensation for their services.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

A copy of the 2002 Annual Report to Shareholders of the Company accompanies this proxy statement, which 2002 Annual Report includes a copy of the Company’s Annual Report on Form 10-K for fiscal year 2002. The Company will furnish to any person whose proxy is being solicited any exhibit described in the exhibit list accompanying the 10-K, upon payment, in advance, of fees based upon the Company’s reasonable expenses in furnishing such exhibit(s). The written request should be directed to Shareholder Relations, Attention: Wesley C. Fredenburg, at Velocity Express Corporation, Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Certain supplemental financial information, managements discussion and analysis of financial conditions and results of operations, and certain qualitative and quantitative disclosures about market risk are contained in the 10-K, which is information is incorporated herein by reference. No other parts of the 2002 Annual Report to Shareholders or 10-K is incorporated herein and no part thereof is to be considered proxy soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffry J. Parell
Chief Executive Officer

Minneapolis, Minnesota

March 27, 2003

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

(612) 492-2400

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the notice of annual meeting of shareholders and the proxy statement, each dated March 27, 2003, hereby appoints Jeffry J. Parell and Wesley C. Fredenburg as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock of Velocity Express Corporation (the “Company”) held of record by the undersigned on February 18, 2003, at the Annual Meeting of Shareholders to be held in the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on Thursday, April 24, 2003, at 3:00 p.m., local time, and at any adjournment or postponement thereof.

1.	To elect seven directors for the ensuing year and until their successors are elected and duly qualified.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

Jeffry J. Parell, Vincent A. Wasik, Alex Paluch,

Richard Kassar, Douglas Hsieh, Leslie E. Grodd and Jack Kemp.

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 28, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Issuance of up to an aggregate of 5,865,331 shares of Series G Preferred totaling $4,399,000 that the Company intends to sell as part of the Series G Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding common stock or voting securities of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Issuance of up to an aggregate of 500,000 shares of Series H Preferred and related warrants totaling $5,000,000 that the Company intends to sell as part of the Series H Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding common stock or voting securities of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                                                              Signed:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

VELOCITY EXPRESS CORPORATION

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

(612) 492-2400

FOR HOLDERS OF SERIES B PREFERRED STOCK ONLY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the notice of annual meeting of shareholders and the proxy statement, each dated March 27, 2003, hereby appoints Jeffry J. Parell and Wesley C. Fredenburg as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Series B Convertible Preferred Stock of Velocity Express Corporation (the “Company”) held of record by the undersigned on February 18, 2003, at the Annual Meeting of Shareholders to be held in the Bloomington Room at the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on Thursday, April 24 February, 2003, at 3:00 p.m., local time, and at any adjournment or postponement thereof.

1.	To elect one director for the ensuing year and until his successor is elected and duly qualified.

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY to vote for the nominee listed below

James G. Brown

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                                              Signed:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.